UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2026

Aperture AC

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43308	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Wilshire Blvd. 5th Floor

Los Angeles, CA 90017
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 424-253-0908

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	APUR	The Nasdaq Capital Market
Rights, each right entitling the holder to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of an initial business combination	APURR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

General Description of the Business Combination Agreement

On September 10, 2026, Aperture AC, a Cayman Islands exempted company (“SPAC” or “Aperture”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Atlantic HPC Group Inc, a Delaware corporation (together with its successors, “Atlantic” or the “Company”), AP Ocean Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (“Merger Sub”), Aperture Sponsor LLC, in the capacity as the representative for the shareholders of SPAC (the “SPAC Representative”) and AHPC Holding LLC, in the capacity as representative for the stockholders of the Company (the “Seller Representative”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Business Combination Agreement.

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, (i) on or prior to the consummation (the “Closing”, and the date and time of the Closing, the “Closing Date”), of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), SPAC will de-register from the Register of Companies of the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to Part 12 of the Companies Act (Revised) of the Cayman Islands and the applicable provisions of the General Corporation Law of the State of Delaware (the “Domestication”); and (ii) following the Domestication, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”) and, as a result of which, shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than certain excluded securities and dissenting shares, shall no longer be outstanding and shall automatically be cancelled and cease to exist in exchange for the right to receive a number of shares of common stock of SPAC, par value $0.0001 per share (the “SPAC Common Stock”) with an aggregate value equal to One Hundred and Fifty Million U.S. Dollars ($150,000,000), with each share valued at $10.00. As a result of the Merger and the other transactions contemplated by the Business Combination Agreement, the Company will become a wholly owned subsidiary of SPAC, all upon the terms and subject to the conditions set forth in the Business Combination Agreement.

Consideration

The aggregate consideration to be delivered to the stockholders of the Company (the “Company Stockholders”) as of the Effective Time will be a number of shares of SPAC Common Stock with an aggregate value equal to $150,000,000 (the “Merger Consideration”), with each share valued at $10.00. Each holder of Company Common Stock is entitled to receive its pro rata share of the Merger Consideration.

The Business Combination Agreement also provides for an earnout of up to an additional 6,000,000 shares of SPAC Common Stock (the “Earnout Shares”) to the Company Stockholders as additional consideration, based on the achievement of the Share Price Milestones or the Lease Milestone (as defined below), as applicable, during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the “Earnout Period”). If, at any time from the date of the Business Combination Agreement through the expiration of the Earnout Period, the Company (or, following the Closing, the SPAC) executes a binding, arm’s-length lease for the entire Phase I capacity (five megawatt) of the Company’s data center, with a tenant that is not an affiliate of the Company and whose obligations thereunder are not funded or guaranteed by the Company or any of its stockholders, and such lease contains an initial non-cancelable term of at least seven (7) years (the “Lease Milestone”), the Company Stockholders shall be entitled to receive an aggregate of 3,000,000 Earnout Shares. If the Lease Milestone is achieved prior to the Closing, the corresponding Earnout Shares shall be issued at the Closing together with the base Merger Consideration.

With respect to Share Price Milestones, during the Earnout Period, the Earnout Shares shall vest and be issued as follows:

●	if the volume weighted average price of SPAC Common Stock (the “VWAP”) over any three (3) consecutive calendar months (approximately sixty-three (63) trading days) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and similar transactions after the Closing) (the “Tier I Share Price Milestone”), the Company Stockholders shall be entitled to receive 1,500,000 Earnout Shares; and

●	if the VWAP over any three (3) consecutive calendar months (approximately sixty-three (63) trading days) equals or exceeds $15.00 per share (as so adjusted) (the “Tier II Share Price Milestone”, and together with the Tier I Share Price Milestone, the “Share Price Milestones”), the Company Stockholders shall be entitled to receive an additional 1,500,000 Earnout Shares.

The Share Price Milestones will be tested monthly beginning with the third full calendar month after the Closing, and will be achieved only if, over the applicable measurement period, the public float of SPAC Common Stock held by non-affiliates of SPAC is at least 2,000,000 shares and the average daily trading volume of SPAC Common Stock is at least 50,000 shares (excluding, in each case, trades by the pre-Closing Company Stockholders and their affiliates). Achievement of the Tier II Share Price Milestone will be deemed to include achievement of the Tier I Share Price Milestone if not previously achieved. If a Change of Control (as defined in the Business Combination Agreement) occurs during the Earnout Period, any Share Price Milestone not previously achieved will be deemed achieved if the per-share consideration payable to holders of SPAC Common Stock in such transaction equals or exceeds the applicable Share Price Milestone threshold. Once issued, Earnout Shares are not subject to clawback or forfeiture.

Representations and Warranties

The Business Combination Agreement contains representations and warranties that are reasonably customary for similar transactions that are made by the parties as of the date of the Business Combination Agreement, or other specified dates, solely for the benefit of certain of the parties to the Business Combination Agreement, and in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (ii) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the Business Combination, subject to customary exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party to the Business Combination Agreement has agreed to use its commercially reasonable efforts, and to cooperate fully with one another, to consummate the Business Combination. The Business Combination Agreement also contains certain customary covenants by each of the parties that apply during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement (the “Interim Period”), including (i) the provision of access to the applicable party’s properties, books and personnel; (ii) the operation of the parties’ respective businesses in the ordinary course of business; (iii) the current and timely filing of SPAC’s public filings; (iv) no insider trading; (v) notifications to the other parties of certain breaches, consent requirements and other matters; (vi) obtaining third-party and regulatory approvals; (vii) tax matters; (viii) further assurances; (ix) public announcements; (x) confidentiality; (xi) corporate governance and diligence matters, and (xii) other covenants. The Business Combination Agreement also contains certain customary post-Closing covenants, including, without limitation, in regard to (1) tax matters; (2) the maintenance of books and records; and (3) the indemnification of directors and officers.

Additionally, both the SPAC and the Company agreed that they will not solicit or enter into a competing alternative transaction, in accordance with customary terms and provisions set forth in the Business Combination Agreement.

SPAC and the Company will, as promptly as practicable after the date of the Business Combination Agreement, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of SPAC to be issued pursuant to the Business Combination Agreement, and containing a proxy statement/prospectus for the solicitation of proxies from SPAC shareholders to approve the Business Combination Agreement, the Business Combination and related matters at an extraordinary general meeting of SPAC’s shareholders (the “SPAC Special Meeting”), and providing SPAC’s public shareholders with an opportunity to request redemption of their public shares in connection with the Business Combination (the “Redemption”), as required by SPAC’s amended and restated memorandum and articles of association and the final prospectus of SPAC, dated as of May 20, 2026, and filed with the SEC on May 21, 2026.

As promptly as practicable after the Registration Statement has become effective and distributed by SPAC (and in all cases within ten days following such date), the Company will either (a) call a meeting of its stockholders (“Company Special Meeting”) to obtain the Required Company Stockholder Approval, and the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, or (b) solicit from the Company Stockholders a written consent in lieu of a meeting pursuant to Section 228(a) of the DGCL authorizing, approving and adopting the Business Combination Agreement and the transactions contemplated thereby, including the Merger (such written consent, the “Company Written Consent”), and the Company shall use its reasonable best efforts to obtain the Required Company Stockholder Approval by delivery of the Company Written Consent.

The parties shall take all action necessary so that, effective at the Closing, the post-Closing board of directors of SPAC (the “Post-Closing Board”) will consist of five individuals, one will be designated by SPAC (or the Sponsor), will be required to qualify as an independent director under the rules of the applicable Stock Exchange and will be reasonably acceptable to the Company, and four persons will be designated by the Company (at least two of whom shall be independent directors required to qualify as independent directors under the rules of the applicable Stock Exchange). In addition, at or prior to the Closing, SPAC will enter into customary director indemnification agreements with each member of the Post-Closing Board.

During the Interim Period, SPAC and the Company shall use their respective resources and commercially reasonable efforts to minimize redemptions by public shareholders in connection with the Closing, including by using commercially reasonable efforts to enter into written non-redemption agreements with public shareholders, on such terms as SPAC and the Company shall mutually agree; provided that, in no event shall the Sponsor be required to transfer or forfeit any of its Founder Shares or any other SPAC securities in support of such efforts.

Conditions to Closing

The obligations of the parties to consummate the Business Combination are subject to various conditions, including the following mutual conditions of the parties, unless waived: (i) the approval of the Business Combination Agreement and the Business Combination and related matters by the requisite vote of each of SPAC’s shareholders and Company’s stockholders; (ii) the expiration or termination of any waiting period applicable to the consummation of the Business Combination Agreement under any antitrust laws; (iii) obtaining applicable regulatory approvals; (iv) no law or order preventing or prohibiting the Business Combination; (v) appointment of the Post-Closing Board consistent with the requirements of the Business Combination Agreement; (vi) the effectiveness of the Registration Statement; (vii) the Domestication shall have been completed; (viii) the Amended SPAC Charter shall have been adopted in a form satisfactory to SPAC and the Company; (ix) the SPAC Common Stock shall have been approved for listing on a Stock Exchange upon the Closing; and (x) SPAC having adopted, on or prior to the Closing, an incentive plan substantially in the form attached to the Business Combination Agreement.

In addition, unless waived by the Company, the obligations of the Company to consummate the Business Combination are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of SPAC set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of SPAC pursuant thereto being true and correct on and as of the date of the Business Combination Agreement and on and as of the Closing Date as if made on the Closing Date; (ii) SPAC and the SPAC Representative having performed in all material respects their respective obligations and complied in all material respects with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the Closing Date; (iii) the Sponsor Support Agreement being in full force and effect in accordance with its terms as of the Closing; and (iv) SPAC having delivered certain other documents as set forth in the Business Combination Agreement.

Unless waived by SPAC, the obligations of SPAC to consummate the Business Combination are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of the Company set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of the Company pursuant thereto being true and correct on and as of the date of the Business Combination Agreement and on and as of the Closing Date as if made on the Closing Date; (ii) the Company having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement required to be performed or complied with on or prior to the Closing Date; (iii) no Material Adverse Effect having occurred with respect to the Company since the date of the Business Combination Agreement; (iv) the Company Support Agreement, the Non-Competition Agreements, each Lock-Up Agreement and the Insider Letter Amendment being in full force and effect as of the Closing; (v) the Company having delivered evidence reasonably acceptable to SPAC that the contracts set forth on Schedule 6.3(e) have been terminated as of immediately prior to the Effective Time; (vi) SPAC having received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to SPAC; (vii) the Amended Registration Rights Agreement and the other applicable Ancillary Documents having been delivered to SPAC; and (viii) the supplemental engagement letter in connection with financial reporting support having been delivered to SPAC.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either SPAC or the Company if the Closing does not occur by May 22, 2027 (the “Outside Date”); provided that if the SPAC obtains, prior to the Outside Date, the approval of its shareholders for an extension (the “Extension”) of the deadline by which SPAC must complete its Business Combination, then the Outside Date shall automatically be extended for an additional period ending on the last date then in effect for SPAC to consummate its Business Combination pursuant to the Extension.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior to the Closing, including, among other reasons: (i) by mutual written consent of SPAC and the Company; (ii) by written notice by either SPAC or the Company to the other if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Business Combination, and such order or other action has become final and non-appealable; (iii) by the Company, following certain uncured breaches by SPAC of its representations, warranties, covenants or agreements that would result in the failure of specified closing conditions; (iv) by SPAC, following certain uncured breaches by the Company of its representations, warranties, covenants or agreements that would result in the failure of specified closing conditions; (v) by SPAC, if there shall have been a Material Adverse Effect on the Target Companies following the date of the Business Combination Agreement which is uncured and continuing; (vi) by either the Company or SPAC if the SPAC Extraordinary General Meeting is held and the Required SPAC Shareholder Approval is not obtained; or (vii) by either the Company or SPAC if the Company Special Meeting is held and the Required Company Stockholder Approval is not obtained, or if the Company solicits the Company Written Consent and the Company Stockholders holding a sufficient number of shares to constitute the Required Company Stockholder Approval fail to deliver the Company Written Consent within fifteen (15) Business Days following the date on which the Company first solicits such consent, subject to the limitations set forth in the Business Combination Agreement.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust account waiver, and customary miscellaneous provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to such termination.

Fees and Expenses

All expenses incurred in connection with this Business Combination Agreement and the transactions contemplated thereby prior to the date of the Business Combination Agreement shall be paid by the party incurring such expenses; and from and after the date of the Business Combination Agreement and prior to the Closing, all reasonable expenses of SPAC incurred during such period in connection with this Business Combination Agreement and the transactions contemplated thereby shall be the responsibility of the Company, regardless of whether the Closing occurs; provided that (i) if the Closing occurs, the combined public company will be responsible for, and will pay or reimburse SPAC for, the unpaid expenses incurred by SPAC from available funds, including cash remaining in the Trust Account after payment of the Redemption and the proceeds of any Transaction Financing, to the extent that SPAC has first exhausted all of its available working capital maintained outside of the Trust Account, (ii) all fees, costs and expenses (including filing fees) under any applicable antitrust laws shall be shared equally between the parties, (iii) all fees, costs and expenses (including filing fees and printer costs) in connection with filing the Registration Statement shall be shared equally between the parties, and (iv) all fees, costs and expenses (including filing fees) in connection with a stock exchange listing application shall be shared equally between the parties. The Company shall fund SPAC’s expenses payable prior to the Closing by making loans to SPAC under a single unsecured, non-interest bearing promissory note, in a form to be mutually agreed by SPAC and the Company during the Interim Period, up to an aggregate outstanding principal amount of One Million Dollars ($1,000,000).

Trust Account Waiver

Each of the Company and Seller Representative agreed that it and its respective affiliates will not have any right, title, interest or claim of any kind in or to any monies in SPAC’s trust account held for its public shareholders, and has agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law

The Business Combination Agreement is governed by Delaware law, and the parties are subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or, in each case, any appellate court thereof); provided that the internal corporate and constitutional matters of SPAC prior to the Domestication shall be governed by the Laws of the Cayman Islands.

The Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Business Combination Agreement and the terms of which are incorporated by reference herein. The filing of the Business Combination Agreement herewith provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations, warranties and covenants in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations, warranties and covenants in the Business Combination Agreement as characterizations of the actual statements of fact about the parties.

Related Agreements

Company Support Agreement

Simultaneously with the execution of the Business Combination Agreement, AHPC Holding LLC (the “Company Support Stockholder”), a significant stockholder of the Company holding capital stock of the Company sufficient to approve the adoption of the Business Combination Agreement and approve the Merger and the other transactions contemplated by the Business Combination Agreement, entered into a voting and support agreement (the “Company Support Agreement”), pursuant to which, among other things, the Company Support Stockholder agreed to vote its shares of capital stock of the Company (the “Subject Stock”) in favor of the adoption of the Business Combination Agreement, the ancillary documents, the approval of the Merger and the Business Combination, and any amendments to the Company’s organizational documents in connection therewith, subject to certain customary conditions. The Company Support Stockholder also agreed to take certain other actions in support of the Business Combination Agreement and the Business Combination, including executing and delivering certain ancillary documents contemplated by the Business Combination Agreement, and to refrain from taking actions that would adversely affect its ability to perform the Company Support Stockholder’s obligations under the Company Support Agreement, and the Company Support Stockholder unconditionally and irrevocably waived any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that the Company Support Stockholder may have in respect of the Business Combination. The Company Support Stockholder also agreed not to transfer its Subject Stock during the period from and including the date of the Company Support Agreement and through and including the date on which the Company Support Agreement is terminated, subject to certain customary exceptions. A copy of the form of the Company Support Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Sponsor Support Agreement

Simultaneously with the execution of the Business Combination Agreement, SPAC, the Company and Aperture Sponsor LLC (the “Sponsor”) entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed, among other things, to (A) vote in favor of, take all actions necessary to consummate and otherwise support, the Business Combination, and (B) waive any anti-dilution or similar protection with respect to the Class B ordinary shares of SPAC (the “Founder Shares”). In addition to the foregoing, the Sponsor Support Agreement provides that the Sponsor shall fully comply with the transfer restrictions set forth in the Insider Letter (as defined below) with respect to the securities of SPAC held by the Sponsor, subject to certain limited exceptions set forth in the Insider Letter. A copy of the Sponsor Support Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, all stockholders of the Company, including officers or directors of the Company who own shares of Company Common Stock, entered into a lock-up agreement (each, a “Lock-Up Agreement”) with SPAC and the SPAC Representative, pursuant to which 70% of the shares of SPAC Common Stock received by each such Company Stockholder as Merger Consideration will be subject to transfer restrictions for a period commencing from the Closing and ending on the date that is six months after the Closing Date (subject to early release on the earlier of (x) the date on which the closing price of the SPAC Common Stock equals or exceeds $15.00 for any 20 trading days within any 30 trading day period after the Closing and (y) the date after the Closing on which SPAC consummates a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares for cash, securities or other property), subject to certain customary transfer exceptions. A copy of the form of the Lock-Up Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Non-Competition and Non-Solicitation Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, each of Jacqueline Jiang and Tian Sheng Tan (each, a “Subject Party”) entered into a Non-Competition and Non-Solicitation Agreement (each, a “Non-Competition Agreement”) in favor of SPAC and the Company (the “Covered Parties”), pursuant to which each Subject Party agreed for a period of three years after the Closing not to compete with the Covered Parties and not to solicit the employees, customers and suppliers of the Covered Parties, subject to the limitations set forth in the applicable Non-Competition Agreement. A copy of the form of the Non-Competition Agreements is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Amendment to Letter Agreement

Simultaneously with the execution of the Business Combination Agreement, SPAC, the Sponsor, the directors and officers of SPAC and IB Capital, LLC, as representative of the underwriters of SPAC’s initial public offering, entered into an amendment (the “Insider Letter Amendment”) to that certain Letter Agreement, dated May 20, 2026 (the “Insider Letter”), by and among SPAC, the Sponsor and the then directors and officers of SPAC. The Insider Letter Amendment provides that, effective upon the Closing, the transfer restrictions set forth in the Insider Letter will not apply to 30% of each of the Founder Shares, Private Placement Shares and shares issued in exchange for the Private Placement Rights in connection with the Closing, in each case held by the Sponsor and each Insider. A copy of the Insider Letter Amendment is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K (“Current Report”) is provided for information purposes only and contains information with respect to the Business Combination among Atlantic, Aperture and AP Ocean Merger Sub, Inc., a wholly-owned subsidiary of Aperture, in connection with the transactions contemplated in the business combination agreement. In connection with the Business Combination, Aperture intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a definitive proxy statement to be mailed to Aperture shareholders and a prospectus for the registration of Aperture securities in connection with the Business Combination (as amended from time to time, the “Registration Statement”). A full description of the terms of the Business Combination will be provided in the Registration Statement. Aperture urges investors, shareholders and other interested persons to read, when available, the Registration Statement as well as other documents filed with the SEC because these documents will contain important information about Aperture, Atlantic and the Business Combination. If and when the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to shareholders of Aperture as of a record date to be established for voting on the Business Combination. Aperture will also file other documents regarding the Business Combination with the SEC. This Current Report does not contain all of the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF APERTURE AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH APERTURE’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED BUSINESS COMBINATION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT APERTURE AND ATLANTIC AND THE PROPOSED BUSINESS COMBINATION.

Shareholders and other interested persons will also be able to obtain a copy of the Registration Statement, without charge, by directing a request to: Aperture AC, 835 Wilshire Blvd. 5th Floor, Los Angeles, CA 90017. The proxy statement/prospectus, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). The information contained on, or that may be accessed through, the websites referenced in this Current Report is not incorporated by reference into, and is not a part of, this Current Report.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

No Offer or Solicitation

This Current Report shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in respect of the Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Current Report does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Aperture and Atlantic and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the Business Combination described herein under the rules of the SEC. Information about the directors and executive officers of Aperture and a description of their interests in Aperture and the Business Combination are, or will be, contained in Aperture’s filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Aperture’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the Business Combination, when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the proxy statement/prospectus that Aperture intends to file with the SEC. Once available, you may obtain free copies of these documents as described above.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding the anticipated benefits of the Business Combination and the projected future financial performance of Atlantic following the Business Combination; (2) the anticipated capitalization and enterprise value of the combined company following the consummation of the Business Combination; (3) the amount of redemption requests made by Aperture’s public shareholders; (4) the ability of the combined company to issue equity or equity-linked securities in the future; (5) the failure to achieve necessary closing requirements; (6) the inability to obtain or maintain the listing of the combined company’s common stock on a national securities exchange following the Business Combination, including but not limited to redemptions exceeding anticipated levels or the failure to meet the exchange’s initial listing standards in connection with the consummation of the Business Combination; and (7) expectations related to the terms and timing of the Business Combination.

These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of Aperture’s and Atlantic’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Aperture and Atlantic. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the risk that the transactions contemplated by the Business Combination Agreement, including the Domestication and the Merger (the “Business Combination”), may not be completed in a timely manner or at all, which may adversely affect the price of Aperture’s securities; the risk that the Business Combination may not be completed by Aperture’s business combination deadline; the failure by the parties to the Business Combination Agreement to satisfy the conditions to the consummation of the Business Combination, including the approval of Aperture’s shareholders; failure to realize the anticipated benefits of the Business Combination; the level of redemptions of Aperture’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the Aperture common stock; the failure of Aperture to obtain or maintain the listing of its securities any stock exchange on which Aperture common stock will be listed after the closing of the Business Combination; costs related to the Business Combination and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; Atlantic has historically derived substantially all of its revenue to date from bitcoin mining operations and remains heavily dependent on bitcoin mining for the foreseeable future; volatility in the price of bitcoin and increases in network difficulty may adversely affect Atlantic’s mining revenue and profitability; Atlantic’s dependence on a single mining pool operator for substantially all of its mining revenue, and the ability of the pool operator to adjust fee rates; Atlantic’s AI/HPC infrastructure business has not generated material revenue to date, and there can be no assurance that Atlantic will successfully execute its planned transition from bitcoin mining to AI/HPC infrastructure services or that it will secure definitive customer agreements for such services; the development of the Ohio AI Campus is in its early stages, with additional utility approvals, interconnection agreements and infrastructure upgrades required before full commercial operation, the timing and outcome of which are uncertain; Atlantic has a limited operating history and a small workforce, which may limit its ability to execute its growth strategy and respond to operational demands; Atlantic’s fixed-delivery hashrate purchase and sale arrangements and the related derivative liability, including the consequences of non-delivery of bitcoin under such arrangements; concentration of Atlantic’s equipment supply chain among a limited number of suppliers; Atlantic holds all mined digital assets in self-custody without a third-party custodian, and does not currently maintain insurance covering loss or theft of digital assets; Atlantic’s facilities are located in a limited number of states, and any adverse regulatory, environmental or utility-related development affecting those jurisdictions could disproportionately affect Atlantic’s operations; the reallocation of existing digital asset mining capacity at the Ohio site to AI/HPC use and the resulting effect on mining revenue; and those risk factors discussed in the Registration Statement and the other documents that Aperture has filed, or will file, with the SEC relating to the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither Aperture nor Atlantic presently know or that Aperture and Atlantic currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aperture’s and Atlantic’s expectations, plans or forecasts of future events and views as of the date of this Current Report. Aperture and Atlantic anticipate that subsequent events and developments will cause Aperture’s and Atlantic’s assessments to change. However, while Aperture and Atlantic may elect to update these forward-looking statements at some point in the future, Aperture and Atlantic specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Aperture’s and Atlantic’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of September 10, 2026, by and among Aperture AC, AP Ocean Merger Sub, Inc., Atlantic HPC Group Inc, Aperture Sponsor LLC and AHPC Holding LLC.

10.1	Company Support Agreement, dated as of September 10, 2026, by and among Aperture AC, Atlantic HPC Group Inc and AHPC Holding LLC.

10.2	Sponsor Support Agreement, dated as of September 10, 2026, by and among Aperture AC, Atlantic HPC Group Inc. and Aperture Sponsor LLC.

10.3	Form of Lock-Up Agreement, dated as of September 10, 2026, by and among Aperture AC, Aperture Sponsor LLC and the holders party thereto.

10.4	Form of Non-Competition and Non-Solicitation Agreement, by and among Aperture AC, Atlantic HPC Group Inc. and the subject party thereto.

10.5	Amendment to Letter Agreement, dated as of September 10, 2026, by and among Aperture AC, Aperture Sponsor LLC, IB Capital, LLC and the insiders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. SPAC will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APERTURE AC

	By:	/s/ Calvin Kung
		Name:	Calvin Kung
		Title:	Chief Executive Officer

Dated: September 16, 2026